Exhibit 99.906CERT

                                  CERTIFICATION

     O. Thomas Barry III and G. Andrew Bjurman, Chief Executive Officers, and David Cottrell, Chief Financial Officer of The Bjurman, Barry Funds (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officers                     Chief Financial Officer
The Bjurman, Barry Funds                     The Bjurman, Barry Funds


/s/ O. Thomas Barry III                      /s/ M. David Cottrell
----------------------------                 ---------------------------
O. Thomas Barry III                          M. David Cottrell
Date: June 9, 2004                           Date: June 9, 2004


/s/ G. Andrew Bjurman
----------------------------
G. Andrew Bjurman
Date: June 9, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.